Exhibit 99.1

Press Release For immediate release Jack Bateman, Investor Relations 404-439-3323

Invesco Mortgage Capital Inc. Reports Fourth Quarter 2020 Financial Results
Atlanta - February 22, 2021 -- Invesco Mortgage Capital Inc. (NYSE: IVR) (the “Company”) today announced financial results for the quarter ended December 31, 2020.

Reported net income per common share	$0.59 compared to $0.53 per common share in Q3 2020

Increased core earnings* per common share	$0.10 compared to $0.06 per common share in Q3 2020

Raised common stock dividend	$0.08 compared to $0.05 per common share in Q3 2020

Increased book value per common share**	$3.86 compared to $3.47 per common share at Q3 2020

Generated economic return***	13.5% in Q4 2020 compared to 11.0% in Q3 2020

Update from John Anzalone, Chief Executive Officer

“We are pleased to announce core earnings of $0.10 per common share for the fourth quarter of 2020. During the quarter, we largely completed our portfolio reallocation to Agency residential mortgage-backed securities ("Agency RMBS") following the market disruption associated with the COVID-19 pandemic. Approximately 98% of our $8.2 billion investment portfolio was invested in Agency RMBS at year end. We also maintained a sizeable balance of unrestricted cash and unencumbered investments of $744.8 million as of December 31, 2020.

“Valuations of our Agency RMBS benefited from strong demand by the Federal Reserve and commercial banks for lower coupon mortgages despite elevated supply during the quarter. The strong performance of Agency RMBS along with continued investor demand for our remaining credit assets contributed to an 11.2% increase in book value per common share. Our higher book value per common share combined with our recently increased common stock dividend of $0.08 per share produced an economic return of 13.5% for the quarter. Our outlook for Agency RMBS remains constructive, as the asset class offers an attractive return profile, benefits from substantial liquidity and funding and is supported by ongoing purchases by the Federal Reserve. We raised an additional $103.1 million in common equity earlier this month that was deployed into Agency RMBS and will allow us to build upon our success in restoring core earnings.”

* Core earnings (and by calculation, core earnings per common share) are non-Generally Accepted Accounting Principles ("GAAP") financial measures. Refer to the section entitled "Non-GAAP Financial Measures" for important disclosures and a reconciliation to the most comparable U.S. GAAP measures.
** Book value per common share is calculated as total stockholders' equity less the liquidation preference of the Company's Series A Preferred Stock ($140.0 million), Series B Preferred Stock ($155.0 million) and Series C Preferred Stock ($287.5 million); divided by total common shares outstanding.
*** Economic return for the quarter ended December 31, 2020 is defined as the change in book value per common share from September 30, 2020 to December 31, 2020 of $0.39; plus dividends declared of $0.08 per common share; divided by the September 30, 2020 book value per common share of $3.47. Economic return for quarter ended September 30, 2020 is defined as the change in book value per common share from June 30, 2020 to September 30, 2020 of $0.30; plus dividends declared of $0.05 per common share; divided by the June 30, 2020 book value per common share of $3.17.

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Key performance indicators for the quarters ended December 31, 2020 and September 30, 2020 are summarized in the table below.

($ in millions, except share amounts)	Q4 ‘20	Q3 ‘20	Variance
Average Balances	(unaudited)	(unaudited)
Average earning assets (at amortized cost)	$7,697.0	$4,186.5	$3,510.5
Average borrowings	$6,879.9	$3,353.0	$3,526.9
Average stockholders' equity*	$1,021.6	$910.3	$111.3

U.S. GAAP Financial Measures
Total interest income	$35.9	$27.4	$8.5
Total interest expense	($2.5)	($1.4)	($1.1)
Net interest income	$38.3	$28.9	$9.4
Total expenses	$6.4	$5.9	$0.5
Net income attributable to common stockholders	$111.6	$96.9	$14.7

Average earning asset yields	1.86%	2.62%	(0.76%)
Average cost of funds	(0.14%)	(0.17%)	0.03%
Average net interest rate margin	2.00%	2.79%	(0.79%)

Period-end weighted average asset yields**	1.99%	2.35%	(0.36%)
Period-end weighted average cost of funds	0.21%	0.23%	(0.02%)
Period-end weighted average net interest rate margin	1.78%	2.12%	(0.34%)

Book value per common share***	$3.86	$3.47	$0.39
Earnings per common share (basic)	$0.59	$0.53	$0.06
Earnings per common share (diluted)	$0.59	$0.53	$0.06
Debt-to-equity ratio	5.3	x	4.3	x	1.0	x

Non-GAAP Financial Measures****
Core earnings	$18.6	$11.3	$7.3
Effective interest income	$35.9	$27.9	$8.0
Effective interest expense	$6.9	$2.4	$4.5
Effective net interest income	$29.0	$25.5	$3.5

Effective yield	1.86%	2.67%	(0.81%)
Effective cost of funds	0.40%	0.29%	0.11%
Effective interest rate margin	1.46%	2.38%	(0.92%)

Core earnings per common share	$0.10	$0.06	$0.04
Economic debt-to-equity ratio	6.6	x	5.1	x	1.5	x
* Average stockholders' equity is calculated based on the weighted month-end balance of total stockholders' equity excluding equity attributable to preferred stockholders.
** Period-end weighted average yields are based on amortized cost as of period end and incorporate future prepayment and loss assumptions.
*** Book value per common share is calculated as total stockholders' equity less the liquidation preference of the Company's Series A Preferred Stock ($140.0 million), Series B Preferred Stock ($155.0 million) and Series C Preferred Stock ($287.5 million); divided by total common shares outstanding.
**** Core earnings (and by calculation, core earnings per common share), effective interest income (and by calculation, effective yield), effective interest expense (and by calculation, effective cost of funds), effective net interest income (and by calculation, effective interest rate margin), and economic debt-to-equity ratio are non-GAAP financial measures. Refer to the section entitled "Non-GAAP Financial Measures" for important disclosures and a reconciliation to the most comparable U.S. GAAP measures of net income (loss) attributable to common stockholders (and by calculation, basic earnings (loss) per common share), total interest income (and by calculation, average earning asset yields), total interest expense (and by calculation, cost of funds), net interest income (and by calculation, net interest rate margin) and debt-to-equity ratio.

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Financial Summary
Net income attributable to common stockholders for the fourth quarter of 2020 was $111.6 million, up $14.7 million compared to $96.9 million for the third quarter of 2020. Higher net income attributable to common stockholders was primarily due to a $9.5 million increase in net interest income and a $5.7 million increase in other income. The change in other income was driven by an increase of $53.8 million in net gains on derivatives, partially offset by a decrease of $30.3 million in net gains on investments and a one-time gain on settlement of a debt obligation of $16.0 million in the third quarter. Net gains on derivatives were driven by an increase in interest rates as the benchmark 10 year U.S. Treasury note rose 23 basis points to 0.91% as of December 31, 2020.
Book value per common share rose 11.2% for the fourth quarter of 2020 to $3.86 compared to $3.47 in the third quarter reflecting Agency RMBS spread tightening during the quarter. Book value per common share primarily benefited from a higher allocation to lower coupon 30-year Agency RMBS specified pools whose valuations rose due to persistent Federal Reserve and commercial bank demand for similar securities during the quarter.
Total average assets increased to $7.7 billion from $4.2 billion in the third quarter of 2020, and total average borrowings increased to $6.9 billion from $3.4 billion in the third quarter of 2020. Average assets and average borrowings increased as the Company deployed proceeds from the sale of unencumbered credit assets and $73.7 million raised through the issuance of common shares under the Company's at-the-market programs into Agency RMBS and increased leverage. During the fourth quarter of 2020, the Company generated $18.6 million in core earnings, an increase of $7.3 million (65.1%) over the third quarter of 2020. Higher core earnings were driven by a $6.3 million increase in to-be-announced securities forward contract (“TBA”) dollar roll income. Given the attractiveness of TBAs, the Company increased its allocation to TBAs in the fourth quarter.
Average net interest margin rate decreased 79 basis points to 2.00% in the fourth quarter of 2020 primarily due to lower average earning asset yields. Average earning asset yield decreased 76 basis points to 1.86% in the fourth quarter of 2020 primarily due to a change in portfolio composition. The Company's Agency RMBS portfolio primarily consists of 2.0% to 2.5% coupon 30 year fixed-rate securities as of December 31, 2020. Average cost of funds was (0.14%) in the fourth quarter of 2020 compared to (0.17%) during the third quarter. While average borrowings rose during the fourth quarter, the impact on cost of funds was mostly offset by higher amortization of net deferred gains on de-designated interest rate swaps.
The Company's debt-to-equity ratio was 5.3x as of December 31, 2020 compared to 4.3x as of September 30, 2020 and economic debt-to-equity ratio was 6.6x as of December 31, 2020 compared to 5.1x as of September 30, 2020. Higher leverage as of year end reflects a change in asset mix to a higher portfolio concentration in Agency securities.
Total expenses for the fourth quarter of 2020 increased to approximately $6.4 million compared to $5.9 million for the third quarter of 2020 primarily due to higher management fees. The ratio of annualized total expenses to average stockholders' equity* decreased to 2.49% compared from 2.61% for the third quarter of 2020 due to higher stockholders' equity in the fourth quarter.
As previously announced on December 28, 2020, the Company declared a common stock dividend of $0.08 per share paid on January 26, 2021 to its stockholders of record as of January 12, 2021. The Company declared the following dividends on February 19, 2021: a Series A Preferred Stock dividend of $0.4844 per share payable on April 26, 2021 to its stockholders of record as of April 1, 2021; a Series B Preferred Stock dividend of $0.4844 per share payable on March 29, 2021 to its stockholders of record as of March 5, 2021; and a Series C Preferred Stock dividend of $0.46875 per share payable on March 29, 2021 to its stockholders of record on March 5, 2021.
* The ratio of annualized total expenses to average stockholders' equity is calculated as the annualized sum of management fees plus general and administrative expenses divided by average stockholders' equity.

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About Invesco Mortgage Capital Inc.
Invesco Mortgage Capital Inc. is a real estate investment trust that primarily focuses on investing in, financing and managing mortgage-backed securities and other mortgage-related assets. Invesco Mortgage Capital Inc. is externally managed and advised by Invesco Advisers, Inc., a registered investment adviser and an indirect wholly-owned subsidiary of Invesco Ltd., a leading independent global investment management firm.

Earnings Call

Members of the investment community and the general public are invited to listen to the Company’s earnings conference call on Tuesday, February 23, 2021, at 9:00 a.m. ET, by calling one of the following numbers:

North America Toll Free:    800-857-7465
International:        1-312-470-0052
Passcode:         Invesco

An audio replay will be available until 5:00 pm ET on March 9, 2021 by calling:

888-566-0473 (North America) or 1-402-998-0640 (International)

The presentation slides that will be reviewed during the call will be available on the Company’s website at www.invescomortgagecapital.com.

Cautionary Notice Regarding Forward-Looking Statements

This press release, the related presentation and comments made in the associated conference call, may include statements and information that constitute “forward-looking statements” within the meaning of the U.S. securities laws as defined in the Private Securities Litigation Reform Act of 1995, and such statements are intended to be covered by the safe harbor provided by the same. Forward-looking statements include our views on the risk positioning of our portfolio, domestic and global market conditions (including the residential and commercial real estate market), the ongoing spread and the economic and operational impact of the COVID-19 pandemic, the market for our target assets, our financial performance, including our core earnings, economic return, comprehensive income and changes in our book value, our intention and ability to pay dividends, our ability to continue performance trends, the stability of portfolio yields, interest rates, credit spreads, prepayment trends, financing sources, cost of funds, our leverage and equity allocation. In addition, words such as “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “projects,” “forecasts,” and future or conditional verbs such as “will,” “may,” “could,” “should,” and “would” as well as any other statement that necessarily depends on future events, are intended to identify forward-looking statements.

Forward-looking statements are not guarantees, and they involve risks, uncertainties and assumptions. There can be no assurance that actual results will not differ materially from our expectations. We caution investors not to rely unduly on any forward-looking statements and urge you to carefully consider the risks identified under the captions “Risk Factors,” “Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our annual report on Form 10-K and quarterly reports on Form 10-Q, which are available on the Securities and Exchange Commission’s website at www.sec.gov.

All written or oral forward-looking statements that we make, or that are attributable to us, are expressly qualified by this cautionary notice. We expressly disclaim any obligation to update the information in any public disclosure if any forward-looking statement later turns out to be inaccurate.

Investor Relations Contact: Jack Bateman, 404-439-3323

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INVESCO MORTGAGE CAPITAL INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended			Years Ended
$ in thousands, except share amounts	December 31, 2020	September 30, 2020	December 31, 2019	December 31, 2020	December 31, 2019
	(unaudited)	(unaudited)	(unaudited)
Interest income
Mortgage-backed and credit risk transfer securities	35,329	26,907	191,490	277,400	772,657
Commercial and other loans	529	529	1,291	2,766	5,710
Total interest income	35,858	27,436	192,781	280,166	778,367
Interest expense
Repurchase agreements (1)	(2,452)	(1,713)	97,993	73,607	430,697
Secured loans	—	297	8,808	8,655	41,623
Total interest expense	(2,452)	(1,416)	106,801	82,262	472,320
Net interest income	38,310	28,852	85,980	197,904	306,047

Other income (loss)
Gain (loss) on investments, net	34,805	65,106	(148,511)	(961,938)	624,466
(Increase) decrease in provision for credit losses	(1,768)	—	—	(1,768)	—
Equity in earnings (losses) of unconsolidated ventures	343	332	427	1,163	2,224
Gain (loss) on derivative instruments, net	57,186	2,886	188,682	(851,050)	(534,755)
Realized and unrealized credit derivative income (loss), net	—	478	2,896	(35,312)	8,343
Net gain (loss) on extinguishment of debt	(2)	15,849	—	14,742	—
Other investment income (loss), net	201	402	909	2,137	3,950
Total other income (loss)	90,765	85,053	44,403	(1,832,026)	104,228
Expenses
Management fee – related party	4,510	4,111	10,529	29,367	38,173
General and administrative	1,852	1,828	1,882	10,863	8,001
Total expenses	6,362	5,939	12,411	40,230	46,174
Net income (loss) attributable to Invesco Mortgage Capital Inc.	122,713	107,966	117,972	(1,674,352)	364,101
Dividends to preferred stockholders	11,106	11,107	11,106	44,426	44,426
Net income (loss) attributable to common stockholders	111,607	96,859	106,866	(1,718,778)	319,675
Earnings (loss) per share:
Net income (loss) attributable to common stockholders
Basic	0.59	0.53	0.75	(9.89)	2.42
Diluted	0.59	0.53	0.75	(9.89)	2.42
(1)Negative interest expense on repurchase agreements for the three months ended December 31, 2020 and three months ended September, 2020 consists of $3.5 million and $1.5 million of current period interest expense on repurchase agreements, respectively, and $6.0 million and $3.2 million of amortization of net deferred gains on de-designated interest rate swaps, respectively. For further information on amortization of amounts classified in accumulated other comprehensive income before the Company discontinued hedge accounting, see Note 8 and Note 12 of the Company's consolidated financial statements filed in Part IV, Item 15 of the Company's Annual Report on Form 10-K for the year ended December 31, 2020.

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INVESCO MORTGAGE CAPITAL INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

	Three Months Ended			Years Ended
$ in thousands	December 31, 2020	September 30, 2020	December 31, 2019	December 31, 2020	December 31, 2019
	(unaudited)	(unaudited)	(unaudited)
Net income (loss)	122,713	107,966	117,972	(1,674,352)	364,101
Other comprehensive income (loss):
Unrealized gain (loss) on mortgage-backed and credit risk transfer securities, net	(6,352)	22,812	(30,054)	(223,416)	83,965
Reclassification of unrealized (gain) loss on sale of mortgage-backed and credit risk transfer securities to gain (loss) on investments, net	(3,184)	(54,615)	—	13,940	9,072
Reclassification of unrealized loss on available-for-sale securities to (increase) decrease in provision for credit losses	1,768	—	—	1,768	—
Reclassification of amortization of net deferred (gain) loss on de-designated interest rate swaps to repurchase agreements interest expense	(5,981)	(3,243)	(5,981)	(23,794)	(23,729)
Currency translation adjustments on investment in unconsolidated venture	655	397	(852)	1,144	(1,158)
Total other comprehensive income (loss)	(13,094)	(34,649)	(36,887)	(230,358)	68,150
Comprehensive income (loss)	109,619	73,317	81,085	(1,904,710)	432,251
Less: Dividends to preferred stockholders	(11,106)	(11,107)	(11,106)	(44,426)	(44,426)
Comprehensive income (loss) attributable to common stockholders	98,513	62,210	69,979	(1,949,136)	387,825

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INVESCO MORTGAGE CAPITAL INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	As of
	December 31, 2020	December 31, 2019
$ in thousands, except share amounts
ASSETS
Mortgage-backed and credit risk transfer securities, at fair value (including pledged securities of $7,614,935 and $21,132,742, respectively; net of allowance for credit losses of $1,768 as of December 31, 2020)	8,172,182	21,771,786
Cash and cash equivalents	148,011	172,507
Restricted cash	244,573	116,995
Due from counterparties	1,078	32,568
Investment related receivable	15,840	67,976
Derivative assets, at fair value	10,004	18,533
Other assets (including pledged security of $44,654 as of December 31, 2019)	41,163	166,180
Total assets	8,632,851	22,346,545
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Repurchase agreements	7,228,699	17,532,303
Secured loans	—	1,650,000
Derivative liabilities, at fair value	6,344	352
Dividends payable	18,970	74,841
Investment related payable	274	99,561
Accrued interest payable	823	43,998
Collateral held payable	3,546	170
Accounts payable and accrued expenses	1,448	1,560
Due to affiliate	5,589	11,861
Total liabilities	7,265,693	19,414,646
Commitments and contingencies (See Note 15) (1)
Stockholders' equity:
Preferred Stock, par value $0.01 per share; 50,000,000 shares authorized:
7.75% Series A Cumulative Redeemable Preferred Stock: 5,600,000 shares issued and outstanding ($140,000 aggregate liquidation preference)	135,356	135,356
7.75% Fixed-to-Floating Series B Cumulative Redeemable Preferred Stock: 6,200,000 shares issued and outstanding ($155,000 aggregate liquidation preference)	149,860	149,860
7.50% Fixed-to-Floating Series C Cumulative Redeemable Preferred Stock: 11,500,000 shares issued and outstanding ($287,500 aggregate liquidation preference)	278,108	278,108
Common Stock, par value $0.01 per share; 450,000,000 shares authorized; 203,222,108 and 144,256,357 shares issued and outstanding, respectively	2,032	1,443
Additional paid in capital	3,387,552	2,892,652
Accumulated other comprehensive income	58,605	288,963
Retained earnings (distributions in excess of earnings)	(2,644,355)	(814,483)
Total stockholders’ equity	1,367,158	2,931,899
Total liabilities and stockholders' equity	8,632,851	22,346,545
(1)See Note 15 of the Company's consolidated financial statements filed in Part IV, Item 15 of the Company's Annual Report on Form 10-K for the year ended December 31, 2020.

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Non-GAAP Financial Measures
The Company uses the following non-GAAP financial measures to analyze its operating results and believes these financial measures are useful to investors in assessing the Company's performance as further discussed below:
•core earnings (and by calculation, core earnings per common share),
•effective interest income (and by calculation, effective yield),
•effective interest expense (and by calculation, effective cost of funds),
•effective net interest income (and by calculation, effective interest rate margin), and
•economic debt-to-equity ratio.
The most directly comparable U.S. GAAP measures are:
•net income (loss) attributable to common stockholders (and by calculation, basic earnings (loss) per common share),
•total interest income (and by calculation, earning asset yield),
•total interest expense (and by calculation, cost of funds),
•net interest income (and by calculation, net interest rate margin), and
•debt-to-equity ratio.
The Company is not presenting core earnings for the year ended December 31, 2020 because core earnings excludes the material adverse impact of the market disruption caused by the COVID-19 pandemic on the Company's financial condition. In addition, core earnings for the year ended December 31, 2020 is not indicative of the reduced earnings potential of the Company's current investment portfolio. The Company intends to resume reporting annual core earnings for the year ended December 31, 2021.
The non-GAAP financial measures used by the Company's management should be analyzed in conjunction with U.S. GAAP financial measures and should not be considered substitutes for U.S. GAAP financial measures. In addition, the non-GAAP financial measures may not be comparable to similarly titled non-GAAP financial measures of its peer companies.

Core Earnings
The Company calculates core earnings as U.S. GAAP net income (loss) attributable to common stockholders adjusted for (gain) loss on investments, net; realized (gain) loss on derivative instruments, net; unrealized (gain) loss on derivative instruments, net; TBA dollar roll income; realized and unrealized (gain) loss on GSE CRT embedded derivatives, net; (gain) loss on foreign currency transactions, net; amortization of net deferred (gain) loss on de-designated interest rate swaps; and net (gain) loss on extinguishment of debt. The Company may add and has added additional reconciling items to its core earnings calculation as appropriate.
The Company believes the presentation of core earnings provides a consistent measure of operating performance by excluding the impact of gains and losses described above from operating results. The Company excludes the impact of gains and losses because gains and losses are not accounted for consistently under U.S. GAAP. Under U.S. GAAP, certain gains and losses are reflected in net income whereas other gains and losses are reflected in other comprehensive income. For example, a portion of the Company's mortgage-backed securities are classified as available-for-sale securities, and changes in the valuation of these securities are recorded in other comprehensive income on its consolidated balance sheet. The Company elected the fair value option for its mortgage-backed securities purchased on or after September 1, 2016, and changes in the valuation of these securities are recorded in other income (loss) in the consolidated statement of operations. In addition, certain gains and losses represent one-time events.
The Company believes that providing transparency into core earnings enables its investors to consistently measure, evaluate and compare its operating performance to that of its peers over multiple reporting periods. However, the Company cautions that core earnings should not be considered as an alternative to net income (determined in accordance with U.S. GAAP), or as an

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indication of the Company's cash flow from operating activities (determined in accordance with U.S. GAAP), a measure of the Company's liquidity, or an indication of amounts available to fund its cash needs, including its ability to make cash distributions.
The table below provides a reconciliation of U.S. GAAP net income (loss) attributable to common stockholders to core earnings for the following periods:

	Three Months Ended
	December 31, 2020	September 30, 2020	December 31, 2019
$ in thousands, except per share data
Net income (loss) attributable to common stockholders	111,607	96,859	106,866
Adjustments:
(Gain) loss on investments, net	(34,805)	(65,106)	148,511
Realized (gain) loss on derivative instruments, net (1)	(64,859)	5,078	(116,156)
Unrealized (gain) loss on derivative instruments, net (1)	4,351	(8,519)	(60,435)
TBA dollar roll income (2)	8,367	2,055	—
Realized and unrealized (gain) loss on GSE CRT embedded derivatives, net (3)	—	—	2,091
(Gain) loss on foreign currency transactions, net (4)	(65)	—	(20)
Amortization of net deferred (gain) loss on de-designated interest rate swaps (5)	(5,981)	(3,243)	(5,981)
Net (gain) loss on extinguishment of debt	2	(15,849)	—
Subtotal	(92,990)	(85,584)	(31,990)
Core earnings attributable to common stockholders	18,617	11,275	74,876
Basic earnings per common share	0.59	0.53	0.75
Core earnings per share attributable to common stockholders (6)	0.10	0.06	0.52

(1)    U.S. GAAP gain (loss) on derivative instruments, net on the consolidated statements of operations includes the following components:

	Three Months Ended
	December 31, 2020	September 30, 2020	December 31, 2019
$ in thousands
Realized gain (loss) on derivative instruments, net	64,859	(5,078)	116,156
Unrealized gain (loss) on derivative instruments, net	(4,351)	8,519	60,435
Contractual net interest income (expense)	(3,322)	(555)	12,091
Gain (loss) on derivative instruments, net	57,186	2,886	188,682

(2)    TBA dollar roll income represents the price differential between the TBA price for current month settlement versus the TBA price for forward month settlement. The Company includes dollar roll income in core earnings because it is the economic equivalent of interest income on the underlying Agency securities, less an implied financing cost, over the forward settlement period. TBA dollar roll income is a component of gain (loss) on derivative instruments, net on the Company's consolidated statements of operations.

(3)    U.S. GAAP realized and unrealized credit derivative income (loss), net on the consolidated statements of operations includes the following components:

	Three Months Ended
	December 31, 2020	September 30, 2020	December 31, 2019
$ in thousands
Realized and unrealized gain (loss) on GSE CRT embedded derivatives, net	—	—	(2,091)
GSE CRT embedded derivative coupon interest	—	478	4,987
Realized and unrealized credit derivative income (loss), net	—	478	2,896

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(4)     U.S. GAAP other investment income (loss), net on the consolidated statements of operations includes the following components:

	Three Months Ended
	December 31, 2020	September 30, 2020	December 31, 2019
$ in thousands
Dividend income	136	402	889
Gain (loss) on foreign currency transactions, net	65	—	20
Other investment income (loss), net	201	402	909

(5)    U.S. GAAP repurchase agreements interest expense on the consolidated statements of operations includes the following components:

	Three Months Ended
	December 31, 2020	September 30, 2020	December 31, 2019
$ in thousands
Interest expense on repurchase agreement borrowings	3,529	1,530	103,974
Amortization of net deferred (gain) loss on de-designated interest rate swaps	(5,981)	(3,243)	(5,981)
Repurchase agreements interest expense	(2,452)	(1,713)	97,993

(6)    Core earnings per share attributable to common stockholders is equal to core earnings divided by the basic weighted average number of common shares outstanding.
The table below presents the components of core income:

	Three Months Ended
$ in thousands	December 31, 2020	September 30, 2020	December 31, 2019
Effective net interest income (1)	29,007	25,532	97,077
TBA dollar roll income	8,367	2,055	—
Dividend income	136	402	889
Equity in earnings (losses) of unconsolidated ventures	343	332	427
(Increase) decrease in provision for credit losses	(1,768)	—	—
Total expenses	(6,362)	(5,939)	(12,411)
Total core earnings	29,723	22,382	85,982
Dividends to preferred stockholders	(11,106)	(11,107)	(11,106)
Core earnings attributable to common stockholders	18,617	11,275	74,876
(1)See below for a reconciliation of net interest income to effective net interest income, a non-GAAP measure.

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Effective Interest Income/Effective Yield/Effective Interest Expense/Effective Cost of Funds/Effective Net Interest Income/Effective Interest Rate Margin
The Company calculates effective interest income (and by calculation, effective yield) as U.S. GAAP total interest income adjusted for GSE CRT embedded derivative coupon interest that is recorded as realized and unrealized credit derivative income (loss), net. The Company includes its GSE CRT embedded derivative coupon interest in effective interest income because GSE CRT coupon interest is not accounted for consistently under U.S. GAAP. The Company accounts for GSE CRTs purchased prior to August 24, 2015 as hybrid financial instruments, but has elected the fair value option for GSE CRTs purchased on or after August 24, 2015. Under U.S. GAAP, coupon interest on GSE CRTs accounted for using the fair value option is recorded as interest income, whereas coupon interest on GSE CRTs accounted for as hybrid financial instruments is recorded as realized and unrealized credit derivative income (loss). The Company adds back GSE CRT embedded derivative coupon interest to its total interest income because the Company considers GSE CRT embedded derivative coupon interest a current component of its total interest income irrespective of whether the Company has elected the fair value option for the GSE CRT or accounted for the GSE CRT as a hybrid financial instrument.
The Company calculates effective interest expense (and by calculation, effective cost of funds) as U.S. GAAP total interest expense adjusted for contractual net interest income (expense) on its interest rate swaps that is recorded as gain (loss) on derivative instruments, net and the amortization of net deferred gains (losses) on de-designated interest rate swaps that is recorded as repurchase agreements interest expense. The Company views its interest rate swaps as an economic hedge against increases in future market interest rates on its floating rate borrowings. The Company adds back the net payments it makes on its interest rate swap agreements to its total U.S. GAAP interest expense because the Company uses interest rate swaps to add stability to interest expense. The Company excludes the amortization of net deferred gains (losses) on de-designated interest rate swaps from its calculation of effective interest expense because the Company does not consider the amortization a current component of its borrowing costs.
The Company calculates effective net interest income (and by calculation, effective interest rate margin) as U.S. GAAP net interest income adjusted for contractual net interest income (expense) on its interest rate swaps that is recorded as gain (loss) on derivative instruments, net; amortization of net deferred gains (losses) on de-designated interest rate swaps that is recorded as repurchase agreements interest expense and GSE CRT embedded derivative coupon interest that is recorded as realized and unrealized credit derivative income (loss), net.
The Company believes the presentation of effective interest income, effective yield, effective interest expense, effective cost of funds, effective net interest income and effective interest rate margin measures, when considered together with U.S. GAAP financial measures, provide information that is useful to investors in understanding the Company's borrowing costs and operating performance.

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The following tables reconcile total interest income to effective interest income and yield to effective yield for the following periods:

	Three Months Ended December 31, 2020		Three Months Ended September 30, 2020		Three Months Ended December 31, 2019
$ in thousands	Reconciliation	Yield/Effective Yield	Reconciliation	Yield/Effective Yield	Reconciliation	Yield/Effective Yield
Total interest income	35,858	1.86%	27,436	2.62%	192,781	3.62%
Add: GSE CRT embedded derivative coupon interest recorded as realized and unrealized credit derivative income (loss), net	—	—%	478	0.05%	4,987	0.09%
Effective interest income	35,858	1.86%	27,914	2.67%	197,768	3.71%

	Years Ended December 31,
	2020		2019
$ in thousands	Reconciliation	Yield/Effective Yield	Reconciliation	Yield/Effective Yield
Total interest income	280,166	3.55%	778,367	3.78%
Add: GSE CRT embedded derivative coupon interest recorded as realized and unrealized credit derivative income (loss), net	6,323	0.08%	20,833	0.11%
Effective interest income	286,489	3.63%	799,200	3.89%

The following tables reconcile total interest expense to effective interest expense and cost of funds to effective cost of funds for the following periods:

	Three Months Ended December 31, 2020		Three Months Ended September 30, 2020		Three Months Ended December 31, 2019
$ in thousands	Reconciliation	Cost of Funds / Effective Cost of Funds	Reconciliation	Cost of Funds / Effective Cost of Funds	Reconciliation	Cost of Funds / Effective Cost of Funds
Total interest expense	(2,452)	(0.14)%	(1,416)	(0.17)%	106,801	2.17%
Add: Amortization of net deferred gain (loss) on de-designated interest rate swaps	5,981	0.35%	3,243	0.39%	5,981	0.12%
Add (Less): Contractual net interest expense (income) on interest rate swaps recorded as gain (loss) on derivative instruments, net	3,322	0.19%	555	0.07%	(12,091)	(0.25)%
Effective interest expense	6,851	0.40%	2,382	0.29%	100,691	2.04%

	Years Ended December 31,
	2020		2019
$ in thousands	Reconciliation	Cost of Funds / Effective Cost of Funds	Reconciliation	Cost of Funds / Effective Cost of Funds
Total interest expense	82,262	1.19%	472,320	2.52%
Add: Amortization of net deferred gain (loss) on de-designated interest rate swaps	23,794	0.34%	23,729	0.13%
Less: Contractual net interest expense (income) on interest rate swaps recorded as gain (loss) on derivative instruments, net	(8,047)	(0.12)%	(35,840)	(0.19)%
Effective interest expense	98,009	1.41%	460,209	2.46%

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The following tables reconcile net interest income to effective net interest income and net interest rate margin to effective interest rate margin for the following periods:

	Three Months Ended December 31, 2020		Three Months Ended September 30, 2020		Three Months Ended December 31, 2019
$ in thousands	Reconciliation	Net Interest Rate Margin / Effective Interest Rate Margin	Reconciliation	Net Interest Rate Margin / Effective Interest Rate Margin	Reconciliation	Net Interest Rate Margin / Effective Interest Rate Margin
Net interest income	38,310	2.00%	28,852	2.79%	85,980	1.45%
Less: Amortization of net deferred (gain) loss on de-designated interest rate swaps	(5,981)	(0.35)%	(3,243)	(0.39)%	(5,981)	(0.12)%
Add: GSE CRT embedded derivative coupon interest recorded as realized and unrealized credit derivative income (loss), net	—	—%	478	0.05%	4,987	0.09%
Add (Less): Contractual net interest income (expense) on interest rate swaps recorded as gain (loss) on derivative instruments, net	(3,322)	(0.19)%	(555)	(0.07)%	12,091	0.25%
Effective net interest income	29,007	1.46%	25,532	2.38%	97,077	1.67%

	Years Ended December 31,
	2020		2019
$ in thousands	Reconciliation	Net Interest Rate Margin / Effective Interest Rate Margin	Reconciliation	Net Interest Rate Margin / Effective Interest Rate Margin
Net interest income	197,904	2.36%	306,047	1.26%
Less: Amortization of net deferred (gain) loss on de-designated interest rate swaps	(23,794)	(0.34)%	(23,729)	(0.13)%
Add: GSE CRT embedded derivative coupon interest recorded as realized and unrealized credit derivative income (loss), net	6,323	0.08%	20,833	0.11%
Add: Contractual net interest income (expense) on interest rate swaps recorded as gain (loss) on derivative instruments, net	8,047	0.12%	35,840	0.19%
Effective net interest income	188,480	2.22%	338,991	1.43%

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Economic Debt-to-Equity Ratio
The following tables show the allocation of the Company's stockholders' equity to its target assets, the Company's debt-to-equity ratio, and the Company's economic debt-to-equity ratio as of December 31, 2020 and September 30, 2020. The Company's debt-to-equity ratio is calculated in accordance with U.S. GAAP and is the ratio of total debt to total stockholders' equity.
The Company presents an economic debt-to-equity ratio, a non-GAAP financial measure of leverage that considers the impact of the off-balance sheet financing of its investments in TBAs that are accounted for as derivative instruments under U.S. GAAP. The Company includes its TBAs at implied cost basis in its measure of leverage because a forward contract to acquire Agency RMBS in the TBA market carries similar risks to Agency RMBS purchased in the cash market and funded with on-balance sheet liabilities. Similarly, a contract for the forward sale of Agency RMBS has substantially the same effect as selling the underlying Agency RMBS and reducing the Company's on-balance sheet funding commitments. The Company believes that presenting its economic debt-to-equity ratio, when considered together with its U.S. GAAP financial measure of debt-to-equity ratio, provides information that is useful to investors in understanding how management evaluates at-risk leverage and gives investors a comparable statistic to those other mortgage REITs who also invest in TBAs and present a similar non-GAAP measure of leverage.
December 31, 2020

$ in thousands	Agency RMBS	Credit Portfolio (1)	Total
Mortgage-backed and credit risk transfer securities	8,050,865	121,317	8,172,182
Cash and cash equivalents (2)	148,011	—	148,011
Restricted cash (3)	243,963	610	244,573
Derivative assets, at fair value (3)	9,893	111	10,004
Other assets	17,606	40,475	58,081
Total assets	8,470,338	162,513	8,632,851

Repurchase agreements	7,228,699	—	7,228,699
Derivative liabilities, at fair value (3)	5,537	807	6,344
Other liabilities	27,114	3,536	30,650
Total liabilities	7,261,350	4,343	7,265,693

Total stockholders' equity (allocated)	1,208,988	158,170	1,367,158
Debt-to-equity ratio (4)	6.0	—	5.3
Economic debt-to-equity ratio (5)	7.4	—	6.6
(1)Investments in non-Agency CMBS, non-Agency RMBS, commercial loans and unconsolidated joint ventures are included in credit portfolio.
(2)Cash and cash equivalents is allocated based on the Company's financing strategy for each asset class.
(3)Restricted cash and derivative assets and liabilities are allocated based on the hedging strategy for each class.
(4)Debt-to-equity ratio is calculated as the ratio of total repurchase agreements to total stockholders' equity.
(5)Economic debt-to-equity ratio is calculated as the ratio of repurchase agreements and TBAs at implied cost basis ($1.8 billion as of December 31, 2020) to total stockholders' equity.

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September 30, 2020

$ in thousands	Agency RMBS	Credit Portfolio (1)	Total
Mortgage-backed and credit risk transfer securities	5,536,104	445,353	5,981,457
Cash and cash equivalents (2)	258,905	—	258,905
Restricted cash (3)	166,193	—	166,193
Derivative assets, at fair value (3)	8,234	168	8,402
Other assets	16,834	44,204	61,038
Total assets	5,986,270	489,725	6,475,995

Repurchase agreements	5,243,288	—	5,243,288
Derivative liabilities, at fair value (3)	391	—	391
Other liabilities	10,824	10,352	21,176
Total liabilities	5,254,503	10,352	5,264,855

Total stockholders' equity (allocated)	731,767	479,373	1,211,140
Debt-to-equity ratio (4)	7.2	—	4.3
Economic debt-to-equity ratio (5)	8.4	—	5.1
(1)Investments in non-Agency CMBS, non-Agency RMBS, GSE CRT, commercial loans and unconsolidated joint ventures are included in credit portfolio.
(2)Cash and cash equivalents are allocated based on the Company's financing strategy for each asset class.
(3)Restricted cash and derivative assets and liabilities are allocated based on the hedging strategy for each class.
(4)Debt-to-equity ratio is calculated as the ratio of total repurchase agreements to total stockholders' equity.
(5)Economic debt-to-equity ratio is calculated as the ratio of total repurchase agreements and TBAs at implied cost basis ($932.3 million as of September 30, 2020) to total stockholders' equity.

Average Balances
The table below presents information related to the Company's average earning assets, average earning assets yields, average borrowings and average cost of funds for the following periods:

	Three Months Ended			Years Ended
$ in thousands	December 31, 2020	September 30, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Average earning assets (1)	7,697,029	4,186,506	21,318,074	7,895,394	20,566,255
Average earning asset yields (2)	1.86%	2.62%	3.62%	3.55%	3.78%

Average borrowings (3)	6,879,929	3,353,031	19,676,214	6,926,790	18,748,843
Average cost of funds (4)	(0.14)%	(0.17)%	2.17%	1.19%	2.52%
(1)Average balances for each period are based on weighted month-end balances.
(2)Average earning asset yields for each period are calculated by dividing interest income, including amortization of premiums and discounts, by average earning assets based on the amortized cost of the investments. All yields are annualized.
(3)Average borrowings for each period are based on weighted month-end balances.
(4)Average cost of funds is calculated by dividing annualized interest expense including amortization of net deferred gain (loss) on de-designated interest rate swaps by the Company's average borrowings.

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